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                                                                 EXHIBIT 10.30

                           USINTERNETWORKING, INC.

                   NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT, dated March 19, 1999, (the "Grant Date"), is made by and between USINTERNETWORKING, INC., a Delaware corporation hereinafter referred to as "Company," and Christopher R. McCleary, an employee of the Company, hereinafter referred to as "Employee."

     As of the Grant Date, the Employee has been granted an option (the "Option") to purchase all or any part of 3,000,000 shares of fully paid and non-assessable common stock, $.001 par value ("Common Stock"), of the Company at a price per share equal to 50% of the mid-point range of the proposed price range of the Company's initial public offering of its Common Stock, without commission or other charge (the "Option Price"), subject to the terms and conditions of the USINTERNETWORKING 1998 Stock Option Plan (the "Plan"), which is incorporated herein by this reference and a copy of which may be obtained by the Employee from the Company's Secretary during business hours.

     Upon the Employee's Termination of Employment for any reason prior to the fourth anniversary of the Grant Date, the Company shall have the right to repurchase at the exercise price paid therefor (the "Repurchase Right") any share of Common Stock acquired upon exercise of the Option; provided that such Repurchase Right shall lapse with respect to such Common Stock as set forth on Attachment #1, attached hereto and made a part hereof.

     All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan. The Option is not intended to be an Incentive Stock Option. In consideration of the granting of this Option by the Company, the Employee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe for a period of at least one (1) year from the Grant Date. Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.

     The Option shall be exercisable in full as of the date hereof. The Option is exercisable in the manner described in Section 6.2 of the Plan and subject to the conditions of Section 6.3 of the Plan; PROVIDED, HOWEVER, that each partial exercise shall be for not less than one hundred (100) shares (or the minimum exercisable installment set forth herein, if a smaller number of shares) and shall be for whole shares only. The Option may be adjusted as described in Section 8.3 of the Plan. The Option may not be transferred or assigned other than pursuant to the Employee's will or applicable laws of descent and distribution or, with the consent of the Committee, pursuant to a DRO.

     No part of the Option may be exercised after the first to occur of the following events:

          (i)  The tenth anniversary of the Grant Date; or

          (ii) If the Employee owned (within the meaning of Section 424(d) of the Code), at the Grant Date, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), the fifth anniversary of the Grant Date; or

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         (iii) The time of the Employee's Termination of Employment by the
     Company for good cause, as determined by the Committee in its discretion; or

         (iv) The expiration of three (3) months from the date of the Employee's Termination of Employment unless such Termination of Employment results from his death, his disability (within the meaning of Section 22(e)(3) of the Code) or his being discharged by the Company for good cause, unless the Employee dies within said three-month period; or

         (v) The expiration of one (1) year from the date of the Employee's Termination of Employment by reason of his disability (within the meaning of Section 22(e)(3) of the Code); or

         (vi) The expiration of one (1) year from the date of the Employee's death; or

     The Employee shall also provide the Company with a copy of any election made by him under Section 83(b) of the Code with respect to Common Stock acquired upon exercise of the Option immediately after filing any such election with the Internal Revenue Service.

    Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant hereto, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his status and address by written notice under this provisions. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service; PROVIDED, HOWEVER, that any notice to be given by the Employee relating to the exercise of the Option or any portion thereof shall be deemed duly given upon receipt by the Secretary or his office.

    This Agreement shall be administered, interpreted and enforced under the internal laws of the state of Delaware without regard to conflicts of laws principles thereof.

    This Agreement may be amended without the consent of the Employee, provided that no amendment of this Agreement shall, without the consent of the Employee, impair any rights of the Employee under this Agreement.

    By signature below, the Employee acknowledges that the Option and this Stock Option Agreement are issued pursuant to, and are subject to all the terms and conditions of, the Plan, and the Employee intends to be bound by the Plan as if the Plan were set forth verbatim in this Agreement. The Employee agrees to comply with all rules the Company and the Committee may establish with respect to the Plan. The Employee hereby further acknowledges that all shares acquired upon exercise of the Option are subject to the terms of the Plan and the Option Plan Stockholders Agreement to be executed in connection with the exercise of any portion of the Option. The Employee hereby further acknowledges and agrees that this Agreement and the Option issued hereunder shall constitute satisfaction in full of all obligations of the Company, if any, to grant to the Employee an option pursuant to the terms of any written employment agreement or letter or other written offer or description of employment with the Company executed prior to or coincident with the date hereof, and

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in the event of any conflict between the terms of this Agreement and the terms of any such other agreement, letter, offer or description, this Agreement shall control.

                             [signature page follows]












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    IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                                   USINTERNETWORKING, INC.

                                                   By: _____________________
                                                       Member of the Company's
                                                   Compensation Committee


________________________
Christopher R. McCleary

________________________

________________________
Address

Employee's Taxpayer
Identification Number: _____________________















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